Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150150

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2008)

DARA BIOSCIENCES, INC.

8,500,000 Shares of Common Stock

13,600,000 Warrants

(and 13,600,000 shares of Common Stock underlying the Warrants)

This prospectus supplement supplements and amends information in the prospectus dated October 21, 2008 (the “Prospectus”).

DARA Biosciences, Inc. (the “Company”) is filing this prospectus supplement solely to report that the offering described in the Prospectus was completed on or before November 30, 2008 and that, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission, the Company does not expect to sell any additional Units in the offering.